UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 10, 2017
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement.

Amendment to Senior Secured Asset-Based Credit Facility

On August 10, 2017 the Company and its principal operating subsidiaries, Boise Cascade Wood Products, L.L.C., and Boise Cascade Building Materials Distribution, L.L.C., as borrowers, and Boise Cascade Wood Products Holdings Corp., Chester Wood Products LLC, and Moncure Plywood LLC, as guarantors, entered into the Fifth Amendment to the Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Capital Finance, LLC, as administrative agent, and the lenders from time to time party thereto, originally dated May 15, 2015 (as amended, restated, supplemented, or otherwise modified before the date of the Amendment, the “Credit Agreement”).
The Amendment extends the maturity date of the Credit Agreement from April 30, 2020, to May 1, 2022. In addition, the Amendment reduces the unused line fees that the Company will pay. The unused line fee rate previously ranged from 0.25% to 0.375% per annum dependent upon credit facility usage. The Amendment changes the unused line fee rate to a singular rate of 0.25% per annum.
The foregoing summary of the Amendment is qualified in its entirety to the complete text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1
Fifth Amendment to Amended and Restated Credit Agreement, dated as of August 10, 2017, by and among Boise Cascade Company, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, Wells Fargo Capital Finance, LLC, as administrative agent, and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: August 11, 2017